UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2015

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 29, 2015, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), entered into a modification  (the “Modification”) to its contract with the Biomedical Advanced Research and Development Authority (“BARDA”) with respect to SIGA’s smallpox antiviral drug Tecovirimat (also known as ST-246).  The probable entry into the Modification was previously disclosed in SIGA’s Current Report on Form 8-K filed December 24, 2014 (the “December 24th 8-K”).  As noted in the December 24th 8-K, the Modification was subject to the approval of the Bankruptcy Court, which was granted on April 27, 2015. Pursuant to the Modification, the delivery schedule of Tecovirimat has been extended to accommodate an increase in dosage.  As previously noted in the December 24th 8-K, the provisional dosage for Tecovirimat has increased to 600 mg administered twice daily (600 mg BID or 1,200 mg per day) from the prior provisional dosage of 600 mg once daily (or 600 mg per day).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  May 5, 2015